Amendment No. 1
                            Executive Retirement Plan


         May AII amend or terminate this Plan? This Plan may not be amended or terminated until on or after April 1, 2007.


         o    Are there exceptions to this rule? Yes.

              > An amendment or termination of this plan may not adversely affect the rights and benefits under this plan of a person if such amendment or termination is adopted after, or less than three years prior to, the date such person becomes "eligible" to "retire" (determined without regard to the amendment); provided that the person "acknowledged eligibility" and executed either an employment agreement or a Change in Control and Noncompete Agreement prior to the date of such amendment or termination; and

              > Except during the 18 months following a "change in control," a plan amendment adopted at any time will apply to a Person if, in AII's reasonable judgment, the promises and benefits of the amended Plan are in the aggregate no less favorable to such person than the promises and benefits before the amendment or if, in AII's reasonable judgment, such amendment is necessary to achieve the purpose of the Plan or the purpose of the Plan's benefits. For example, such an amendment may be required due to future legal compliance or accounting issues, or to prevent deferred compensation from becoming taxable before the intended date. Such an amendment will apply to all persons regardless of whether they are retired or approaching retirement.

              > Except during the eighteen months following a "change in control," exhibits to this Plan may be revised or deleted at any time in the Company's sole discretion, and such revision or deletion will apply to all persons regardless of whether they are retired or approaching retirement. The Company is not required to attach to this Plan any revised exhibit. You should check with the Company before relying upon any exhibit to this Plan.

              > This Plan may not be amended or terminated during the eighteen month period following the occurrence of a "change in control."